Exhibit 10.20
THE WARNACO GROUP, INC.
NON-EMPLOYEE DIRECTORS
DEFERRED COMPENSATION PLAN
As Amended and Restated
Effective November 5, 2008
FOREWORD
     The Plan as set forth herein is amended and restated effective November 5, 2008 to provide for additional investment options for deferred compensation payable in cash and to incorporate certain additional terms to the Plan the as set forth herein.
1)	Purpose. The purpose of The Warnaco Group, Inc. Non-Employee Directors Deferred Compensation Plan (the “Plan”) is to enable directors of The Warnaco Group, Inc. (the “Company”) who are not also employees of the Company to defer the receipt of certain compensation earned in their capacity as directors of the Company. This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be interpreted, operated and administered accordingly.

2)	Effective Date. The Plan was originally effective as of December 20, 2006, the date on which it was adopted by the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Plan was subsequently amended and restated effective January 31, 2007, and further amended and restated as set forth herein effective as of November 5, 2008.

3)	Eligibility. Directors of the Company who are not also employees of the Company or any of its subsidiaries (“Directors”) are eligible to participate in the Plan. Each individual whose service as a Director commences during a calendar year may, prior to or within 30 days after the first commencement of such Director’s service on the Board, make a deferral election with respect to Director Fees (as defined in Section 5) to be earned following the date on which such election is made. Directors also will be eligible to elect to defer during any annual enrollment period the Committee may establish in its discretion. Any Director who ceases to be eligible to participate in the Plan (including by reason of the Director becoming employed by the Company or any of its subsidiaries) shall no longer be eligible to defer Director Fees as of the January 1st next following the year in which the Director’s eligibility ceased.

4)	Administration. The Plan shall be administered by the Committee. The Committee shall have the discretionary authority to adopt rules and regulations for carrying out the Plan’s intent and to interpret, construe and implement the provisions thereof, as well as the discretionary authority for making any determinations under the Plan (including any factual determinations). Determinations made by the Committee with respect to the Plan, any deferral made hereunder and any Director’s account shall be final and binding on all persons, including but not limited to the Company, each Director participating in the Plan and such Director’s beneficiaries.

5)	Deferral of Fees. Subject to such rules and procedures that the Committee may establish from time to time, Directors may elect to defer under the Plan all amounts to be paid to a Director, including annual retainer and committee meeting fees, whether payable in the form of cash or unrestricted shares of Common Stock, par value $0.01 of the Company (“Common Stock”) (such cash or unrestricted Common Stock compensation, collectively, “Director Fees”), but excluding any payment or reimbursement with respect to a Director’s expenses arising from his or her service as a member of the Board, in any case, that would otherwise be payable in accordance with the Company’s policies as in effect from time to time. On and after November 5, 2008, Directors will be permitted to defer the portion of any Director Fees that are payable in cash in the form of Stock Units (as defined in Section 7(b)).

6)	Election Forms. In order to defer Director Fees that may be payable with respect to a calendar year (and to elect to defer all or a portion of any such Director Fees payable in cash into Stock Units), the Director must complete and submit to the Committee a deferral election in such form, and at such time, as determined by the Committee in its sole discretion. The deferral election must be submitted to the Committee prior to January 1st of the calendar year in which the service commences with respect to which the Director Fees are payable. Once a Director has elected to defer his or her Director Fees, the election is irrevocable and shall continue in force for the remainder of the Director’s service as a member of the Board; provided, however, that: (i) a Director may make a new deferral election (and revoke the prior election), provided that the new deferral election is made prior to January 1st of any calendar year and applies only to the Director Fees that will be incurred and payable during the upcoming calendar year and thereafter; and (ii) a Director who ceases to meet the eligibility criteria described above will have his or her election automatically revoked as of the January 1st next following the year in which the Director’s eligibility ceased.

7)	Form of Deferral. The Company shall establish a separate deferred compensation account on its books in the name of each Director who has elected to participate in the Plan.
a)	Cash Deferral. With respect to Director Fees payable in the form of cash, the Committee shall offer Directors a choice of two or more hypothetical investment options, in which their contributions will be deemed to be invested, and the Committee may add, eliminate, or modify the options from time to time. The Committee shall select such options from among those then available under the Company’s tax-qualified 401(k) plan. The investment return on hypothetical investment options shall be the same as the return on the underlying actual investment, net of fees and expenses. Participants’ accounts will be valued, and Participants may reallocate such accounts among hypothetical investment options, on a daily basis. Participants will be fully vested with respect to such accounts.

b)	Stock Units Deferral. With respect to Director Fees payable in Common Stock or Director Fees payable in cash that a Director elected to defer into Stock Units, a number of stock units (“Stock Units”), to be issued under the Company’s 2003 and 2005 Stock Incentive Plans as amended from time to time or a successor plan thereto (the “Stock Plan”), shall be credited to each such Director’s account as of each date (a “Deferral Date”) on which amounts deferred under the Plan would otherwise have been paid to such Director. The number of Stock Units credited to a Director’s account as of each Deferral Date, as applicable, shall be calculated by dividing by the amount so deferred by the Fair Market Value (as defined below) of a share of Common Stock as of such applicable Deferral Date. For purposes of the Plan, the Fair Market Value of a share of Common Stock as of any date shall be (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded or if the market is closed as of such date, for the last preceding date on which there was a sale of such Common Stock on such exchange or, (ii) if the Common Stock is not publicly traded as of such date, such value per share as the Committee shall determine in its sole discretion. The Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable as set forth herein. Except as set forth herein, the terms and conditions of the Stock Units credited to Director’s accounts under the Plan shall be governed by the Stock Plan, including, but not limited to, the equitable adjustment provisions set forth in Section 4(b) thereof. Once a Director’s deferral election is irrevocable, a Director may not elect to convert any Stock Units to cash or vice versa.
8)	Dividend Equivalents. Additional Stock Units shall be credited to a Director’s account as of each date (a “Dividend Date”) on which cash dividends and/or special dividends and distributions are paid with respect to Common Stock, provided that at least one Stock Unit is credited to such Director’s account as of the record date for such dividend or distribution. The number of Stock Units to be credited to a Director’s account under the Plan as of any Dividend Date shall equal the quotient obtained by dividing: (a) the product of (i) the number of the Stock Units credited to such account on the record date for such dividend or distribution and (ii) the per share dividend (or distribution value) payable on such Dividend Date; by (b) the Fair Market Value of a share of Common Stock as of such Dividend Date. The additional Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable as set forth herein.

9)	Restrictions on Transfer. The right of a Director or that of any other person to the payment of deferred compensation or other benefits under the Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

10)	Payments. Each Director (or his or her beneficiary) shall receive a one-time distribution of the balance then credited to the Director’s account under the Plan within 60 days immediately following the date upon which such Director’s service as a member of the Board terminates for any reason. If a Director is no longer eligible to defer under this Plan, but continues to serve as a member of the Board (including due to the Director becoming an employee or related person of the Company or its affiliates), the date the Director’s eligibility ceases shall be treated as the date of termination for purposes of this Section 10, provided any distribution resulting therefrom complies with Section 409A of the Code and any guidance issued thereunder. Any distribution of Stock Units pursuant to the terms of this provision shall be in the form of Common Stock. The number of shares of the Common Stock payable upon such distribution shall equal the number of Stock Units credited to such Director’s account as of the date of such distribution to be paid in Common Stock, less applicable withholding. Fractional shares shall be payable in cash. The remainder of the account balance (not in Stock Units) shall be paid in cash and, to the extent required by law, shall be subject to withholding of Federal, state and local taxes.

11)	Unfunded Plan; Creditor’s Rights. The Plan is intended to be an “unfunded” plan. The obligation of the Company under the Plan is purely contractual and shall not be funded or secured in any way; provided, however, that the Company may establish a grantor trust of the type commonly known as a “rabbi trust” for the purpose of satisfying its obligations under the Plan and may, but shall not be required to, contribute cash or shares of Common Stock to such trust from time to time. A Director or any beneficiary shall have only the interest of an unsecured general creditor of the Company in respect of the Stock Units credited to such Director’s account under the Plan.

12)	Successors in Interest. The obligations of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

13)	Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Company intends that transactions under the Plan shall be exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless otherwise determined by the Company. Notwithstanding the foregoing, a Director shall file such forms as may be required with respect to any Director Fees as may be required under Section 16 of the Exchange Act.

14)	Termination and Amendment of the Plan. The Committee may terminate the Plan at any time; provided, that termination of the Plan shall not adversely affect the rights of a Director or beneficiary thereof with respect to amounts previously deferred under the Plan without the consent of such Director and that of such Director’s beneficiary and provided further that any such termination comply with

Section 409A of the Code and any requirements thereunder. The Committee may amend the Plan at any time and from time to time; provided, however, that no such amendment shall adversely affect the rights of any Director or beneficiary thereof with respect to amounts previously deferred under the Plan.